Exhibit 99.2

Ameron Announces Quarterly Dividend

PASADENA, Calif.--(BUSINESS WIRE)--June 25, 2010--Ameron International Corporation (NYSE: AMN) today announced that its Board of Directors declared a quarterly dividend of 30 cents per share of common stock, payable August 17, 2010 to stockholders of record on July 22, 2010.

About Ameron International

Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines and fabricated steel products, such as wind towers; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials; and products used in infrastructure projects. The Company’s businesses operate in North America, South America, Europe and Asia. The Company also has partial ownership in several unconsolidated affiliates in the U.S. and the Middle East.

CONTACT:
Ameron International Corporation
James S. Marlen, Chairman, President and Chief Executive Officer
Gary Wagner, Senior Vice President, Chief Financial Officer
626-683-4000

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